Exhibit 10.1


                                    AGREEMENT


         AGREEMENT (this "Agreement") dated as of March 31, 1999 among Allis-Chalmers Corporation, a Delaware corporation (the "Company"), and the Pension Benefit Guaranty Corporation, a United States government corporation acting in its individual capacity and as trustee of the Allis-Chalmers Consolidated Pension Plan (the "Plan").

                              W I T N E S S E T H :

         WHEREAS, the Company was the contributing sponsor of the Plan;

         WHEREAS, pursuant to the Agreement for Appointment of Trustee and Termination of the Plan dated as of September 30, 1997, the Plan was terminated and the Pension Benefit Guaranty Corporation was appointed trustee of the Plan pursuant to 29 U.S.C. ss.1342;

         WHEREAS, prior to termination of the Plan, certain payments required under Code ss.412 were not made to the Plan resulting in the creation of the Funding Lien;

         WHEREAS, as a result of the termination of the Plan, the Company became indebted to the Pension Benefit Guaranty Corporation, in its individual capacity, for an amount pursuant to 29 U.S.C. ss.1362(b), and as trustee of the Plan, for an amount pursuant to 29 U.S.C. ss.1362(c), in an aggregate amount not less than $70 million (the "PBGC Liability"); and

         WHEREAS, the Company and Pension Benefit Guaranty Corporation desire to settle the PBGC Liability and to agree to release the Funding Lien under certain circumstances in accordance with the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Company and the Pension Benefit Guaranty Corporation each hereby agree as follows:

                                   ARTICLE 1

                                   Definitions

         1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "AL-CH"   shall  mean   AL-CH,   L.P.,   a  Delaware   limited
         partnership.

                  "Board" shall mean the board of directors of the Company.
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                  "Business Day" means any day other than Saturday or Sunday and any other day on which commercial banks in New York, New York are required or permitted to be closed.

                  "By-laws" means the By-laws of the Company after giving effect to the amendments contemplated by Section 2.6 hereof.

                  "Certificate" shall mean the Company's Amended and Restated Certificate of Incorporation in effect on the date hereof.

                  "Closing" and "Closing Date" shall have the meanings set forth in Section 2.1.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall mean the Common Stock, par value $.15 per share, of the Company.

                  "Common Stock Equivalents" shall mean any capital stock or security of the Company (other than Common Stock) which is convertible, exercisable or exchangeable for or into Common Stock.

                  "Continuing Director" shall mean any of the three (3) Company directors continuing as directors and any person designated by AL-CH to fill any vacancy created by the departure from the Board of any such person. The initial Continuing Directors are Robert E. Nederlander, Allan R. Tessler and Leonard Toboroff.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Funding Lien" shall mean the lien arising under Section 412(n) of the Code in favor of the Plan, in an amount exceeding $3 million, on all property and rights to property owned by the Company and its subsidiary, Houston Dynamic Service, Inc.

                  "GAAP" shall mean the generally accepted accounting principles in the United States of America in effect from time to time.

                  "Lock-Up Agreement" shall mean the lock-up agreement, in substantially the form attached hereto as Exhibit A and dated as of the Closing Date, between the PBGC, AL-CH the UAW Trust and the Non-UAW Trust.

                  "Majority Board Approval" shall mean the affirmative vote of not less than four (4) of the Company's 7-member Board.


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                  "Material Adverse Effect" shall mean a material adverse effect on the assets, business, properties, liabilities, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

                  "Non-UAW Trust" shall mean the trust created pursuant to that certain Amended and Restated Retiree Health Trust Agreement for non-UAW Retired Employees of Allis-Chalmers Corporation.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation (in its individual capacity and as trustee of the Plan) and its designee for purposes of holding the Common Stock to be delivered hereunder and exercising the rights granted herein.

                  "PBGC  Director"  shall have the  meaning set forth in Section
         4.5 hereof.

                  "PBGC Liability" shall have the meaning set forth in the recitals to this Agreement.

                  "Person" or "person" shall mean an individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Plan" shall have the meaning set forth in the recitals to this Agreement.

                  "Release Event" shall mean an event approved by the Company's Board which meets either of the following tests (1) the Company receives, in a single transaction or in a series of related transactions, debt financing which makes available to the Company at least Ten Million Dollars ($10.0 million) of borrowings OR (2) the Company consummates an acquisition, in a single transaction or in a series of related transactions, of assets and/or a business where the purchase price (including funded debt assumed) is at least Ten Million Dollars ($10.0 million).

                  "Release Event Date" shall mean the earliest date on which a Release Event occurs.

                  "Retiree   Health  Trust  Director"  shall  mean  the  Company
         director designated by the UAW Trust and the Non-UAW Trust.

                  "Registration Rights Agreement" shall mean the registration rights agreement, in substantially the form attached hereto as Exhibit B, to be executed by the Company and the PBGC at the Closing.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.


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


                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Senior Officer's Certificate" shall have the meaning set forth in Section 4.2(a).

                  "Stock Compensation Plan" shall mean the plan or plans to be adopted by the Company providing for stock options or comparable Common Stock-based incentive compensation to Company directors, officers and/or employees; provided, however, that the number of shares of Common Stock issued or issuable pursuant to such Stock Compensation Plan shall not exceed 167,171 shares of Common Stock (subject to adjustment as provided in Section 6.13 hereof).

                  "Subsidiary" or "subsidiary" shall mean, with respect to any corporation (the "Parent") any other corporation, association or other business entity of which more than 50% of the shares of the voting stock are owned or controlled, directly or indirectly, by the Parent or one or more Subsidiaries of the Parent, or by the Parent and one or more of its Subsidiaries.

                  "Surviving Person" shall mean the continuing or surviving Person of merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a merger, consolidation or other corporate combination in which the Company is the continuing or surviving Person, but in connection with which the Common Stock is exchanged or converted into the securities of any other person or the right to receive cash or any other property.

                  "Tax Benefits" shall mean the net operating loss carryovers, capital loss carryovers, and business credit carryovers to which the Company is entitled pursuant to the Code.

                  "Tax Returns" means any return, amended return or other report required to be filed with respect to any Tax, including declaration of estimated tax and information returns.

                  "Taxes" means any federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                  "Transaction   Documents"   shall  mean   collectively,   this
         Agreement, the Bylaws and the Registration Rights Agreement.



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


                  "Transferee"  shall  have the  meaning  set  forth in  Section
         4.6(a).

                  "UAW Trust" shall mean the trust created pursuant to that certain Amended and Restated Retiree Health Trust Agreement for UAW Retired Employees of Allis-Chalmers Corporation.

                                   ARTICLE 2

                                     Closing

         2.1 Closing Date. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Anderson Kill & Olick, P.C., counsel to the PBGC, at 1251 Avenue of the Americas, New York, New York 10020, on the first Business Day following the date hereof, on which the conditions in Section 5.1 and 5.2 are satisfied or waived by the PBGC, or the Company, as the case may be (the "Closing Date"), or at such other time and place as may be mutually agreed upon by the PBGC and the Company.

         2.2 Issuance of Stock. On the Closing Date, the Company shall issue and deliver 585,100 shares of Common Stock to the PBGC, which shares will constitute 35% of the issued and outstanding shares of Common Stock on a fully-diluted basis, after giving effect to the shares to be issued pursuant to the Management Agreement.

         2.3 PBGC Liability and Funding Lien.

         (a) On the Release Event Date, any and all liability of the Company and of any person within the Company's controlled group as defined for purposes of 29 U.S.C. ss.ss.1301(a)(14) and 1362(a) for the PBGC Liability shall be deemed satisfied and discharged in full.

         (b) On the Release Event Date, the PBGC will execute and send for recording notices of release with respect to the Funding Lien as perfected in the jurisdictions where the PBGC filed notices of such lien. The PBGC shall provide the Company with copies of the notices or release which have been file stamped by the appropriate filing jurisdiction, within 10 Business Days of the PBGC's receipt of such documents.

         (c) On and after the Closing Date, the PBGC will not seek to enforce any lien arising in favor of the Plan pursuant to 26 U.S.C. ss.412(n) except as may be necessary by the PBGC to preserve or protect the rights of the Plan with respect to the claims of a third party. On and after the Release Event Date, the PBGC will not seek to enforce any lien arising in favor of the Plan pursuant to 26 U.S.C. ss.412(n).

         2.4 Board of Directors. On the Closing Date, the Company shall (i) cause the size of the Board to be decreased to seven (7) members; (ii) cause a sufficient number of Company directors to execute and deliver to the Company letters of resignation from the Board and all committees thereof; and (iii) cause Thomas M. Barnhart, II, Alexander P. Sammarco


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


and David A. Groshoff, designees of the PBGC, to be elected to the Board as PBGC Directors. All resignations tendered pursuant to this Section 2.4 shall be effective upon delivery.

         2.5 Professional Fees. On the Closing Date, the Company shall deliver a promissory note to the PBGC evidencing its obligation to reimburse the PBGC for the reasonable professional fees and disbursements of Anderson Kill & Olick, P.C., counsel to the PBGC, incurred in connection with the negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereby, in an amount not to exceed $75,000. Such promissory note shall be in the appropriate amount and shall have a maturity date that is the ninetieth (90th) day after the Release Event Date.

         2.6 By-laws. The Company shall amend its By-laws on or prior to the Closing Date as provided in the attached Exhibit C.

                                   ARTICLE 3

                         Representations and Warranties

         3.1 Representations and Warranties of the Company. In order to induce the PBGC to execute and deliver, and to consummate the transactions contemplated by, the Transaction Documents, the Company hereby represents and warrants to the PBGC that:

         (a) Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. The Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction would not have a Material Adverse Effect.

         (b) Authorization; No Conflicts. The Company has full legal power and authority to enter into this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Transaction Document to which the Company is party and the consummation of transactions contemplated hereby have been duly authorized by the Board. No other corporate proceeding on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and each Transaction Document and the transactions contemplated hereby and thereby. This Agreement has been, and on or prior to the Closing Date each Transaction Document to which it is a party will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and upon its execution on or prior to the Closing Date each Transaction Document will constitute, a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the Transaction Documents to which the Company is party, the consummation of the transactions by it contemplated hereby and thereby and the compliance by it with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) any provision of the Certificate or By-laws of the Company or (ii) any material mortgage, note, indenture, deed of trust, lease, loan agreement, warrant, registration rights agreement or other material agreement or instrument, the violation or breach of would have a Material Adverse Effect.

         (c) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation of the transactions hereunder and thereunder.

         (d) Common Stock. The Common Stock being issued to the PBGC has been duly authorized by all necessary corporate action. When issued and delivered against receipt of the consideration therefor, such Common Stock will be validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law as applicable to a foreign corporation qualified to do business in Wisconsin), will not subject the holders thereof to any personal liability and will not be subject to any preemptive rights of any other stockholder of the Company. At the Closing the PBGC will receive valid title to the Common Stock to be acquired on such date, free and clear of any claim, lien, security interest or other encumbrance.

         (e) Capitalization. The Company has a single class of authorized capital stock, the Common Stock, of which 2,000,000 shares are currently authorized, and 1,003,028 shares are currently issued and outstanding. Immediately after the Closing contemplated herein, but disregarding the shares which may be issued pursuant to the Management Agreement, the Company will have 1,588,128 shares of Common Stock issued and outstanding. Except as provided above and as contemplated by the Stock Compensation Plan and the Management Agreement, the Company has not issued options, warrants, rights to subscribe to, scrip, calls or commitments of any kind or character whatsoever relating to the purchase of any class of its capital stock, including, without limitation, the Common Stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire any of its capital stock. Except for the proposed Registration Rights Agreement, there are no contracts or agreements between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to the capital stock of the Company owned or to be owned by such Person or to require the Company to include such capital stock in any other registration statement filed by the Company under the Securities Act.

         (f) Legal Proceedings. Except for the environmental litigation identified in the Company's periodic filings with the SEC under the Exchange Act, there are no legal, administrative, arbitration or other legal proceedings, claims, actions or governmental investigations of any nature pending against the Company which, if adversely decided, would

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


have a Material Adverse Effect. To the best of the Company's knowledge, there are no legal, administrative, arbitration or other legal proceedings, claims, actions or governmental investigations of any nature threatened against the Company, which, if adversely decided, would have a Material Adverse Effect. Except for any order of the bankruptcy court in the Southern District of New York having jurisdiction over the Company's prior Chapter 11 bankruptcy, the Company is not subject to any order, judgment or decree of any Governmental Entity which, individually or in the aggregate, could have a Material Adverse Effect.

         (g) Compliance with Law. To the best of the Company's knowledge, the Company is in compliance with the laws, statutes, orders, rules and regulations of Federal, state and local governmental authorities applicable to the Company, the violation of which would have a Material Adverse Effect.

         (h) Internal Revenue Service. The Company has entered into an Amended Offer In Compromise with the Internal Revenue Service ("IRS") and has paid the $75,000 required to be paid by the Company as provided therein, which actions have effectively resolved any dispute or disagreement between the Company and the IRS with respect to the Plan.

         (i) Financial Statements. The Company has previously delivered to the PBGC copies of (a) the consolidated balance sheet of the Company and its
Subsidiaries as of December 31 for the fiscal years 1996 and 1997, and the related consolidated statements of operations, statements of stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed by the Company with the SEC under the Exchange Act, in each case accompanied by the audit report of Price Waterhouse LLP, independent public accountants with respect to the Company, and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1998 and the related unaudited consolidated statement of operations, statements of stockholders' equity capital and cash flows for the three- and six-month periods then ended as reported in the Company's Quarterly Report on Form l0-Q for the quarter ended June 30, 1998 filed with the SEC under the Exchange Act. All of such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates shown and the results of the consolidated operations, statements of stockholders' equity and cash flows of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, in each case subject, as to interim statements, to changes resulting from year-end adjustments (none of which will be material in amount and effect) and the absence of footnotes. All of such financial statements have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto, and, except for the environmental litigation identified in the Company's periodic filings with the SEC under the Exchange Act and the PBGC Liability, the Company and its Subsidiaries have no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the balance sheet as of June 30, 1998 included in such financial statements, except for liabilities that may have arisen in the ordinary and usual course of business and consistent with


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


past practice and that, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect.

         (j) Reports. To the best of its knowledge and except for the Company's failure to hold annual meetings of its stockholders, the Company has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the SEC under the Securities Act or the Exchange Act (all such reports and statements are collectively referred to herein as the "Reports") and (ii) any applicable state securities authorities. To the knowledge of the Company, no such Report, as of the date it was filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.2 Representation and Warranties of PBGC. In order to induce the Company to execute and deliver, and to consummate the transactions contemplated by, the Transaction Documents, the PBGC represents and warrants to the Company as follows:

         (a) Organization. The PBGC is a corporation duly organized and validly existing as a corporation under the laws of its jurisdiction of organization and has the requisite power and authority to enter into this Agreement and the Transaction Documents and to carry out its obligations hereunder and thereunder.

         (b) Authorization; No Conflicts. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action. This Agreement has been, and on or prior to the Closing Date the Transaction Documents will be, executed and delivered by the PBGC and this Agreement is, and upon their execution on or prior to the Closing Date each of the Transaction Documents will be, valid and binding obligations of the PBGC enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby and the compliance by the PBGC with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent under, or constitute a default (or an event, which, with notice or lapse of time or both, would constitute a default) under, any organizational document of the PBGC.

                                   ARTICLE 4

                      Additional Agreements of the Parties

         4.1 Conduct of Business. During the term of this Agreement, without the prior written consent of the PBGC, the Company covenants and agrees that it will not:

         (a) Except for the Stock Compensation Plan, issue or agree to issue any shares of Common Stock or any Common Stock Equivalents for less than fair value as determined by the Board. The Company covenants and agrees that, except for the Stock


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


Compensation Plan and the Management Agreement, it will not issue any Common Stock or Common Stock Equivalents unless such fair value determination and a decision to issue shares based upon said fair value determination have been made by a Majority Board Approval. In exercising its fiduciary duties, the Board is entitled, but is not required, to rely on a fairness opinion or comparable financial and/or valuation advice from a recognized investment banker or financial or business valuation expert. The parties understand and agree that the Company may issue capital stock other than Common Stock and other than Common Stock Equivalents without securing Majority Board Approval.

         (b) Except with a Majority Board Approval, enter into: (i) a consolidation or merger of the Company with or into another person (whether or not the Company is the Surviving Person) or (ii) the sale, assignment, transfer, lease, conveyance or other disposal of fifty percent (50%) or more of the property or assets of the Company in one or more related transactions.

         (c) Amend its Certificate or By-laws in a manner that is inconsistent with or in breach of this Agreement. Without limiting the generality of the foregoing, the Company agrees that it will not amend its Certificate or By-laws to increase or decrease the 7-person Board contemplated by this Agreement.

         4.2 Financial Statements and Other Reports. The Company covenants that it will deliver to the PBGC:

         (a) As soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations, statements of stockholders' equity and cash flows of the Company for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company as of the end of such quarterly period setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, together with a certificate from a senior officer of the Company to the effect that such financial statement have been prepared in accordance with GAAP, consistently applied during the periods involved (subject to year-end adjustments) and that such financial statements fairly present the results of operations and changes in financial position, stockholders' equity, cash flows and financial position of the Company and its subsidiaries as of and for the period then ended ("Senior Officer's Certificate'); provided, however, that delivery pursuant to clause (c) below of a copy of the Company's periodic report on Form 10-Q for such period filed with the SEC, shall be deemed to satisfy the requirements of this clause (a).

         (b) As soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations, statements of stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, together with the audit report of Price Waterhouse Coopers LLP or any other independent public accountants of recognized standing selected by the Company; provided, however, that delivery pursuant to clause (c) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this clause (b).

         (c) Promptly after transmission thereof, copies of all such financial statements, proxy statements, notice and reports as it shall send to its stockholders generally and copies of all such registration statement, other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports on Forms 10-K, 10-Q and 8-K (or similar substitute forms) as it shall file with the SEC.

         (d) Such other information relating to the Company as the PBGC may reasonably request.

         4.3 Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon deliver of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate for an equivalent number of shares or another security of like tenor, as the case may be.

         4.4 Investment Representations; Transfer Restrictions.

         (a) The PBGC represents, warrants and covenants to the Company, which representations, warranties and covenants shall survive the purchase of the Common Stock, that:

                  (1) The PBGC is an "accredited investor" as that term is defined in Rule 501 of Regulation D as promulgated by the SEC.

                  (2) The PBGC is entering into this Agreement with a knowledge and understanding of the risks associated with an investment in Common Stock. The PBGC has made its own independent investigation of the risks and potential benefits of owning Common Stock, and has not relied upon any Company offering materials or oral representations, or any third party.

                  (3) The PBGC understands that the Common Stock has not been registered under the Securities Act, on the grounds that the offer and sale of the Common Stock are exempt from registration by reason of
         Section 4(2) of the Securities Act and/or Regulation D thereunder and have not been registered under any state or the District of Columbia securities law (the "Blue Sky Laws"), based in part upon the representations herein.

                  (4) The PBGC is acquiring the Common Stock for investment for PBGC's own account, not on behalf of others, and with a view to resell or otherwise to distribute the Common Stock, and the PBGC will not sell or otherwise distribute the Common Stock without registration under the Securities Act and applicable Blue Sky Laws, or exemptions therefrom.

                  (5) The PBGC understands and agrees that in accordance with the requirements of the Securities Act and the rules and regulations thereunder and the Blue Sky Laws, (i) stop transfer notations with respect to the Common Stock will be made on the Company's transfer records, and (ii) a legend will be placed on any certificate representing the Common Stock or other document evidencing ownership of the Securities to the Blue Sky Law and that they may not be resold unless they are registered under the Securities Act and any applicable Blue Sky Law or are exempt therefrom.

         (b) The PBGC acknowledges and agrees that each certificate for its Common Stock shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS CERTIFICATE IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND OTHER PROVISIONS OF AN AGREEMENT, DATED AS OF MARCH 31, 1999, BETWEEN THE COMPANY AND THE PBGC REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

         Any holder of Common Stock may request the Company to remove the Securities Act legend described herein from the certificates evidencing such Common Stock by submitting to the Company such certificates, together with an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act.

         (c) Subject to the provisions of this Section and Section 4.6, the PBGC may, in its sole discretion and at any time upon prior written notice to the Company, freely and without any limitations, transfer any shares of Common Stock.

         4.5 Board.

         (a) Notwithstanding anything to the contrary contained in the Company's Certificate or By-laws, during the term of this Agreement the PBGC shall be entitled to designate three (3) persons to serve on the Board and to fill any vacancies created by the departure of any such person (each a "PBGC Director" and collectively, the "PBGC Directors"); provided, however, that (i) if at any time the PBGC beneficially owns at least 117,020 shares of Common Stock but less than 292,550 shares of Common Stock (subject to adjustment as provided in Section 6.13 hereof) it shall have the right to designate one (1)

PBGC Director and (ii) the PBGC shall have no right to designate any PBGC Directors once the PBGC's beneficial ownership is reduced below 117,020 shares of Common Stock (subject to adjustment as provided In Section 6.13 hereof). The initial PBGC Directors are identified in Section 2.4 hereof. The Company shall be advised by written notice of the persons nominated to be PBGC Directors and such notice shall set forth as to each person proposed for nomination all information relating to such persons that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the related proxy statement as a nominee and to serving as director if elected).

         (b) The Company shall cause the PBGC Directors, the Continuing Directors and the Retiree Health Trust Director to be renominated for election as directors at each annual meeting of Company stockholders held after the Closing Date. The PBGC covenants and agrees to vote, at any annual or special meeting of the Company stockholders and in any written consent, all shares of Common Stock beneficially owned in favor of the election as director the persons nominated for director by the Nominating Committee of the Board, and to refrain from taking any action contrary to or inconsistent with such obligation.

         (c) The parties covenant and agree that they will use their respective best efforts to cause each of the Nominating Committee and the Compensation Committee of the Board to consist of one (1) PBGC Director, one (1) Continuing Director and the sole Retiree Health Trust Director. The PBGC Director on the Compensation Committee shall be the Chairman of that Committee.

         (d) No Company director shall be entitled to receive cash compensation, whether structured as annual fees, meeting fees or otherwise, until the earlier of (i) the date the PBGC (or its Transferee pursuant to Section 4.6(d)) is no longer entitled to designate any PBGC Directors pursuant to Section 4.5(a) or
(ii) the fifth (5th) anniversary of the date hereof; provided, however, that the Compensation Committee may determine compensation payable in cash for service as a director as long as payment of any such compensation is deferred to a date consistent with the foregoing. The Compensation Committee may from time to time determine appropriate non-cash compensation for directors. Directors shall be entitled to reimbursement for reasonable travel, lodging and comparable out-of-pocket expenses incurred in attending Board meetings.

         4.6 Right of First Refusal.

         (a) The PBGC shall not sell any shares of Common Stock to any person or persons that is not a party to this Agreement (the "Transferee") without first offering all such shares of Common Stock to the Company for purchase at the same price and on the same terms and subject to the same conditions as the proposed transfer to the Transferee; provided, however, that any general distribution of shares of Common Stock by the PBGC made pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act shall not be subject to the provisions of this Section 4.6.

         (b) Prior to  consummating  any  transfer  that is  subject  to Section
4.6(a) above, the PBGC shall first notify the Company and shall offer to transfer to the Company the number of shares of Common Stock proposed to be transferred to the Transferee upon terms no less favorable than the PBGC has received in a bona fide offer for such shares of Common Stock from the Transferee. The Company shall have the right to purchase all, but not less than all, of the shares of Common Stock offered pursuant to such notice.

         (c) Upon receipt of the written notice provided for in Section 4.6(b), the Company shall have the option, for a period of 20 Business Days following the date said notice is received, to purchase all, but not less than all, of the shares of Common Stock specified in such notice. In the event that the Company shall fail to exercise such option and purchase all of the shares of Common Stock being offered within such 20 Business Day period, then the PBGC shall have the right, after the termination of such 20 Business Day period (or after waiver by the Company in writing of its option to purchase), to transfer to the Transferee, for a period of 30 Business Days after the expiration of the time period during which the Company may exercise its right of first refusal, the shares of Common Stock that were the subject of the option, but only in the manner and on the terms and conditions as set forth in the written notice given by the PBGC or on other terms no more favorable to the Transferee. In no event shall the PBGC be required to transfer any shares of Common Stock to the Company pursuant to this right of first refusal unless the Company purchases all of the shares of Common Stock specified in the written notice on the terms and conditions stated therein and within the time periods specified herein.

         (d) If the PBGC, after complying with the provisions of this Section 4.6, sells all, but not less than all, of the shares of Common Stock then owned by it to a single Transferee in a single transaction or a series of related transactions, then in such an event the PBGC shall have the right to assign to such Transferee its right to designate directors pursuant to Section 4.5 hereof and its other rights under this Agreement as long as such Transferee executes and delivers a written agreement in substantially the form of this Agreement agreeing to be bound by the liabilities, obligations and restrictions undertaken by the PBGC hereunder as though such Transferee was an initial signatory hereof; provided, however, that (i) such Transferee shall have no right to assign any right to designate directors or any right granted to the PBGC hereunder and (ii) neither the Transferee (nor any transferee or assignee of such Transferee) shall be subject to the right of first refusal provided in this Section 4.6.

         4.7 Annual Meeting; Amendments to Certificate. The Company will schedule an annual meeting of Company stockholders to be held no later than one hundred fifty (150) days after the Release Event Date. At this annual meeting the Company will, among other things, seek stockholder approval for (i) an amendment to the Certificate to authorize a class of "blank check" preferred stock, (ii) an amendment to Article XIII A.(2) of the Certificate to exempt expressly any transfer by the PBGC of Common Stock subject to the terms and conditions of this Agreement upon the Company's receipt of the legal opinion required by the Certificate, (iii) an amendment to the Certificate to delete
Article XIV in its entirety in light of the fact that such Article has expired, and (iv) an amendment or amendments to the Certificate to delete any corporate governance provisions with respect to the Board to the extent such provisions have been included in the By-laws.

                                   ARTICLE 5

                                   Conditions

         5.1 Conditions to PBGC's Obligation to Close. The obligations of the PBGC to consummate the transactions provided for herein are subject, in the sole and absolute discretion of the PBGC, to the satisfaction or waiver of each of the following conditions on or prior to the Closing Date:

         (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement and the Transactions Documents shall be true and correct in all material respects on and as of the date of this Agreement or the date of such Transaction Document, as the case may be, and on and as of the Closing Date with the same effect as though made on and as of such date, and the Company shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required hereunder and thereunder to be performed by it at or prior to the Closing.

         (b) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdictions which enjoins or prohibits consummation of the transactions contemplated hereby.

         (c) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.

         (d) Board of Directors. The persons designated by the PBGC to be directors pursuant to Section 2.4 hereof shall have been duly elected or appointed to the Board, effective as of the Closing.

         (e) Lock-up Agreement. The Lock-Up Agreement shall have been executed and delivered by all parties thereto other than the PBGC.

         (f) Company Certificate. The Company shall have delivered to the PBGC a certificate, dated the Closing Date, signed by its chief executive officer and in form and substance reasonably satisfactory to the PBGC, to the effect that the conditions precedent set forth in this Section 5.1 have been satisfied.

         (g) IRS. The Company shall have delivered to the PBGC evidence that the Company has satisfied its obligations to the IRS under the Amended Offer In Compromise.

         (h) Legal Opinion. The Company shall have delivered the written opinion, dated as of the Closing Date, of Foley & Lardner with respect to the matters identified in Exhibit D.

         5.2 Conditions to the Company's Obligations to Close. The obligations of the Company to consummate the transactions provided for hereby are subject, in the sole and absolute discretion of the Company, to the satisfaction or waiver of each of the following conditions on or prior to the Closing Date:

         (a) Representations and Warranties; Covenants. The representations and warranties of the PBGC contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such dates, and the PBGC shall have performed all obligations and compiled with all agreements, undertakings, covenants and conditions required to be performed by it at or prior to the Closing.

         (b) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

                                   ARTICLE 6

                                  Miscellaneous

         6.1 Survival of Representations and Warranties. All covenants and agreements and all representations and warranties made herein or in any certificates delivered in connection with the Closing shall survive the Closing.

         6.2 Notices. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or confirmed telecopy at, or if duly deposited in the mails, by certified or registered mail, postage prepaid, return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

To the Company:            Allis-Chalmers Corporation
                           2255 Glades Road, Suite #307E
                           Boca Raton, FL  33431
                           Attn:  John Grigsby
                           Telecopy No.:  (561) 994-3298

With copies to:            Robert B. Nederlander
                           Nederlander Organization, Inc.
                           810 7th Avenue
                           New York, NY  10019
                           Telecopy No.:  (212) 586-5862

                           Foley & Lardner
                           777 E. Wisconsin Avenue
                           Milwaukee, WI  53202-5367
                           Attn:  Luke E. Sims
                           Telecopy No.:  (414) 297-4900

To the PBGC:               Pension Benefit Guaranty Corporation
                           1200 K Street, N.W.
                           Washington, D.C. 20005
                           Attn:  Frank McCulloch, Esq.
                           Telecopy No.:  (202) 326-4112

With copies to:            Anderson Kill & Olick, P.C.
                           1251 Avenue of the Americas
                           New York, NY  10020-1182
                           Attn:  Mark D. Silverschotz, Esq.
                           Telecopy No.:  (212) 278-1733

All demands, requests, consents, notices and communications shall be deemed to have been given either: (x) at the time of actual delivery thereof; or (y) if given by certified or registered mail, five (5) Business Days after certification or registration thereof, to any officer (or an authorized recipient of deliveries to the office) of the party to whom given.

         6.3 Specific Performance. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement, specifically, to recover damages and costs (including attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         6.4 Integration and Severability. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement, or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof shall not in any way be affected or impaired thereby.

         6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         6.6 Covenant of Further Assurances. Each party hereto agrees to execute any and all documents, and to perform such other actions, to the extent permitted by law, whether before or after the Closing Date, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

         6.7 Public Announcements. The Company and PBGC agree that no party hereto shall make any public announcement or other dissemination of information concerning the contents of this Agreement and the documents to be delivered and transactions contemplated hereby, without the prior written consent of the other parties hereto. Notwithstanding the foregoing, any party hereto may make any disclosure which its counsel advises is required by applicable law or governmental rule and regulation, in which case the other parties shall be advised in advance, and the parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued. The parties agree to issue a press release describing the transactions contemplated herein promptly after Closing.

         6.8 Captions. The captions used in this Agreement are for purposes of convenience only and shall not be deemed to modify, or provide any basis for interpretation of, any of the provisions of this Agreement.

         6.9 Governing Law. This Agreement shall be construed in accordance with and shall be governed by the internal laws of the State of Delaware.

         6.10 Jurisdiction. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, including but not limited to the in personam and subject matter jurisdiction of those courts, waived any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section 6.2) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         6.11 Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights of remedies under this Agreement.

         6.12  Term.  If at any time the PBGC,  or its  Transferee  pursuant  to
Section 4.6(d), is no longer entitled to designate any PBGC Directors, then the covenants, agreements and obligation undertaken by the Company hereunder shall automatically terminate and be of no further force and effect; provided, however, that the right of refusal provided in Section 4.6 hereof in favor of the Company shall continue until the PBGC beneficially owns less than 117,020 shares of Common Stock (subject to adjustment as provided in Section 6.13 hereof), except if the Company has ever exercised its right of first refusal, then such right of first refusal shall continue until the PBGC no longer beneficially owns any shares of Common Stock. Nothing contained in this Section 6.12 shall limit in any way any covenant, agreement or obligation undertaken by the Company in the Registration Rights Agreement or the Lock-Up Agreement.

         6.13 Equitable Adjustment. In the event of a stock split, reverse stock split, recapitalization, reorganization or comparable change in the Company's capital structure (other than an issuance of Common Stock for fair value), any reference to a specific number of shares of Common Stock herein shall be equitably adjusted to reflect such change.

         6.14 No Third Party Beneficiaries. No third party is a beneficiary of this Agreement, and no third party shall be entitled to enforce any rights hereunder.

         6.15 Assignment. Except to the extent expressly provided in Section 4.6 hereof, the rights provided to the PBGC in this Agreement shall not be assigned or transferred, and any assignment or transfer shall be null and void and without legal effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                        ALLIS-CHALMERS CORPORATION


                                        By: /s/John T. Grigsby, Jr.
                                            Name: John T. Grigsby, Jr.
                                            Title: Executive V.P. and CFO


                                        PENSION BENEFIT GUARANTY CORPORATION


                                        By: /s/Robert M. Klein
                                            Name: Robert M. Klein
                                            Title: Acting Chief Negotiator

                                  EXHIBIT LIST


          Exhibit             Description
          -------             -----------

             A                Lock-Up Agreement

             B                Registration Rights Agreement

             C                Amendments to By-laws

             D                Legal Opinion